UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2009

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Loan Purchase and Sale Agreement

On October 13, 2009, Union Federal Savings Bank (“Union Federal”), a wholly owned subsidiary of The First Marblehead Corporation (the “Corporation”), entered into a loan purchase and sale agreement (“Sale Agreement”) with Wells Fargo Bank, N.A. (the “Purchaser”).  Item 8.01 of this current report describes certain relevant background information.

On October 16, 2009 (the “Purchase Date”), following receipt of approval from the Office of Thrift Supervision (the “OTS”), Union Federal sold a portfolio of private education loans (the “Loans”) with an aggregate outstanding principal and interest balance of approximately $233.8 million to the Purchaser pursuant to the Sale Agreement.  Following the sale, the Purchaser will bear the risk of future performance of the Loans, including risk of future default, except as otherwise set forth in the Sale Agreement.

The Loans represent approximately 88 percent of the private education loans held by Union Federal as of June 30, 2009, measured by principal balance. Union Federal carries private education loans at the lower of cost or fair value, and the Loans were carried at a fair value of approximately $169.1 million as of June 30, 2009.  The sale of the Loans pursuant to the Sale Agreement resulted in gross proceeds to Union Federal of approximately $121.5 million.

The following is a summary of certain provisions of the Sale Agreement:

•                  Representations and Warranties.  Each of the Purchaser and Union Federal made representations and warranties as of October 13, 2009 and as of the Purchase Date. With regard to the Loans, Union Federal represented to the Purchaser, among other things, that (1) no Loan was defaulted or more than 30 days delinquent as of September 30, 2009, (2) each Loan was originated and serviced prior to the Purchase Date in accordance with applicable law and loan program guidelines and (3) with limited exceptions, each Loan represents a valid and enforceable payment obligation on the part of the borrower and cosigner, if any.

•                  Indemnification.  Each of the Purchaser, on the one hand, and Union Federal, on the other, agreed to indemnify the other against losses sustained as a result of any breach of its respective representations, warranties and covenants, or any acts of gross negligence or willful misconduct on its part occurring prior to the Purchase Date.  In the event that the Purchaser makes a claim for indemnification as a result of a third-party action, Union Federal generally has an obligation to assume the defense of the Purchaser in such action. Each party’s indemnification obligations terminate five years from the Purchase Date or expiration of the applicable statute of limitations, whichever is later.

•                  Repurchase Obligation. Union Federal has generally agreed to repurchase, following receipt of notice from the Purchaser, any Loan with respect to which any representation or warranty made by Union Federal shall prove to have been false, misleading or incorrect in any material respect as of October 13, 2009 or the Purchase Date.  Union Federal has also agreed to repurchase any Loan that becomes subject to a formal judicial proceeding that is based upon the acts or omissions of Union Federal or its agents arising prior to the Purchase Date.  These repurchase obligations generally do not expire and are in addition to Union Federal’s indemnification obligations.

•                  Customer Information.  Union Federal has agreed not to directly or indirectly market or cross-sell any products or services of any kind to borrowers and, if applicable, cosigners of the Loans without the prior written approval of the Purchaser.

The foregoing summary of the terms of the Sale Agreement is subject to, and qualified in its entirety by, the Sale Agreement, which is attached to this current report as Exhibit 99.1, and incorporated by reference herein.

Performance Guarantee

On the Purchase Date, the Corporation delivered a performance guarantee (the “Performance Guarantee”) pursuant to which the Corporation guarantees to Purchaser the performance by Union Federal of its obligations and agreements under the Sale Agreement.  The Performance Guarantee provides that the Corporation will be released from its obligations, without any action of the Purchaser, upon (1) any merger or consolidation of Union Federal into another entity as a result of which a majority of the capital stock of Union Federal is converted into or exchanged for the right to receive cash, securities or other property or (2) a sale of all or substantially all assets of Union Federal, in either case after which transaction Union Federal is no longer a subsidiary of the Corporation.

The foregoing summary of the terms of the Performance Guarantee is subject to, and qualified in its entirety by, the Performance Guarantee, which is attached to this current report as Exhibit 99.2, and incorporated by reference herein.

Item 2.01                                         Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this current report is incorporated by reference under this Item 2.01.

The Corporation has furnished as Exhibit 99.3 to this current report certain unaudited pro forma financial information, including the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2009 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2009.  The unaudited pro forma condensed consolidated financial information has been prepared by applying pro forma adjustments to the consolidated financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2009.

The pro forma adjustments, as described below, are based upon available information and certain assumptions that the Corporation believes are reasonable as of the date of this current report. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and the related management’s discussion and analysis of financial condition and results of operations, which are contained in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2009.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Corporation’s results would actually have been had this transaction actually occurred on the dates presented or to project the Corporation’s results of operations or financial position for any future period.  In particular, the pro forma financial information includes adjustments based upon currently available information and upon assumptions that management believes are reasonable.  The adjustments included in the pro forma financial information represent the preliminary determination of these adjustments based upon available information.

Such financial information has been prepared using the following assumptions, among others:

•                  For the unaudited pro forma condensed statement of operations presented, the Loans sold are assumed to have been sold as of the beginning of the period presented and amounts presented primarily reflect the impact of the removal of the Loans at the beginning of the fiscal year, including (1) the elimination of interest income on the Loans, (2) the elimination of unrealized loss on the Loans and (3) the impact of these adjustments on the income tax benefit recorded during the fiscal year.  The pro forma statement of operations does not reflect the direct impact of the Sale Agreement in the period presented.

•                  For the unaudited pro forma condensed balance sheet presented, the Loans sold are assumed to have been sold as of that date, and amounts presented primarily reflect (1) removal of the Loans at their carrying amount, (2) the receipt of cash proceeds from the Purchaser, (3) the recording of accruals for transaction costs and other items and (4) the impact of these items on income tax assets.

Item 8.01                                             Other Events

On July 2, 2009, the Corporation entered into a supervisory agreement with the OTS (the “Supervisory Agreement”) and Union Federal consented to the issuance by the OTS of an order to cease and desist (the “Order”). The Order requires Union Federal to, among other things, reduce its concentration of private education loans to Tier 1 capital plus allowances for loan losses below 50% by December 31, 2009.  As a result of the sale of the Loans, Union Federal has achieved such a reduction.

The terms of the Supervisory Agreement and the Order will remain in effect until terminated, modified or suspended by the OTS.  Additional information regarding the Supervisory Agreement and the Order can be found in the Corporation’s current report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2009.

Item 9.01                                             Financial Statements and Exhibits

(b)                                 Pro Forma Financial Information

The information disclosed under Item 2.01, and furnished as Exhibit 99.3 to this current report, is incorporated by reference under this Item 9.01.

(d)                                 Exhibits

99.1	Loan Purchase and Sale Agreement, dated October 13, 2009, between Union Federal Savings Bank and Wells Fargo Bank, N.A.

99.2	Performance Guarantee, dated October 16, 2009, delivered by The First Marblehead Corporation

99.3	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2009 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2009

99.4	Press release issued by The First Marblehead Corporation on October 16, 2009 entitled “First Marblehead’s Bank Subsidiary Sells $234 Million of Private Education Loans”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 16, 2009	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

99.1	Loan Purchase and Sale Agreement, dated October 13, 2009, between Union Federal Savings Bank and Wells Fargo Bank, N.A.

99.2	Performance Guarantee, dated October 16, 2009, delivered by The First Marblehead Corporation

99.3	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2009 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2009

99.4	Press release issued by The First Marblehead Corporation on October 16, 2009 entitled “First Marblehead’s Bank Subsidiary Sells $234 Million of Private Education Loans”